MASTER REPURCHASE AGREEMENT GOVERNING


                      PURCHASES AND SALES OF MORTGAGE LOANS


                           Dated as of March 31, 1998



                                     Between

                          LEHMAN COMMERCIAL PAPER INC.,

                                    as Buyer

                                       and

                         OCWEN FINANCIAL SERVICES, INC.


                                    as Seller





         WHEREAS, Seller and Buyer entered into that certain Master Repurchase Agreement Governing the Purchases and Sales of Mortgage Loans dated as of December 15, 1997 (the "December Master Repurchase Agreement") in the Committed Amount of One hundred million Dollars ($100,000,000), and Seller is utilizing the December Master Repurchase Agreement in the ordinary course of its business as an originator of subprime mortgage loans (the "Ordinary Course Mortgage Loans"); and


         WHEREAS, Seller was offered the opportunity to acquire a single pool of mortgage loans with an aggregate principal balance of $309,723,997 as of November 1, 1997, and Buyer was willing to enter into this repurchase agreement to enable Seller to acquire the new loans; and


         WHEREAS, Ocwen Financial Corporation acquired certain mortgage loans (the "Mortgage Loans") from Lehman Capital, a division of Lehman Brothers Holdings, Inc., as buyer, pursuant to that certain Purchase and Sale Agreement dated as of December 3, 1997 by and between Cityscape Corp., as seller, and Lehman Capital, which was assigned to Ocwen Financial Corporation pursuant to that certain Bill of Sale and Assignment dated as of February 27, 1998 by and between Lehman Capital, as assignor, and Ocwen Financial Corporation, as assignee (the "Mortgage Loan Purchase and Sale Agreement"); and


         WHEREAS, Seller has agreed to buy and Ocwen Financial Corporation has agreed to sell the Mortgage

Loans to Seller subject to the agreement of Buyer to purchase the Mortgage Loans from Seller in accordance with this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans (this "Agreement").


1.       APPLICABILITY


Commencing on the date hereof and continuing through and including the Termination Date, Lehman Commercial Paper Inc. ("BUYER") agrees, subject to the terms and conditions hereof, to enter into a transaction upon the request of Ocwen Financial Services, Inc. ("SELLER") in which Seller agrees to transfer to Buyer all those Mortgage Loans acquired by Seller pursuant to and in accordance with that certain Purchase and Sale Agreement dated as of December 3, 1997 by and between Cityscape Corp., as seller, and Lehman Capital, a division of Lehman Brothers Holdings, Inc., as buyer (the "Mortgage Loans") as assigned to Ocwen Financial Corporation pursuant to that certain Bill of Sale and Assignment dated as of February 27, 1998 by and between Lehman Capital, as assignor, and Ocwen Financial Corporation, as assignee, as further assigned to Ocwen Financial Services, Inc., pursuant to that certain Bill of Sale and Assignment dated March 31, 1998 (as so assigned, the "Mortgage Loan Purchase and Sale Agreement") against the transfer of funds by Buyer in a single advance to Seller on the date hereof (the "TRANSACTION"). The Transaction is entered into with the understanding that on the Termination Date, or earlier upon the demand of Seller, the Buyer agrees to transfer such Mortgage Loans to Seller, at a date certain not later than 30 days after the transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. The Transaction shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. The Mortgage Loans are more fully set forth on Annex A to
Exhibit I, attached hereto and made a part hereof.


2.       DEFINITIONS



"ACT OF INSOLVENCY" means, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

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

"ADDITIONAL LOANS" means Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4(a).

"AFFILIATE" means, with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

"AGENCY" means FNMA, FHLMC or GNMA.

"AGREEMENT" means this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between Buyer and Seller, as amended from time to time.

"BALLOON MORTGAGE LOAN" means any Mortgage Loan that provided on the date of origination for scheduled payments by the Mortgagor based upon an amortization schedule extending beyond its maturity date.

"BUSINESS DAY" means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange is authorized or obligated by law or executive order to be closed.

"BUYER" has the meaning specified in Section 1.


"COLLATERAL" has the meaning specified in Section 6.

"COLLATERAL AMOUNT" means, with respect to any Transaction, the amount obtained by application of the applicable Collateral Amount Percentage to the related Repurchase Price for such Transaction.

"COLLATERAL AMOUNT PERCENTAGE" means the amount set forth in the Confirmation which, in any event (i) shall not be less than 105.26% with respect to the Mortgage Loans in determining whether a Market Value Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof and (ii) shall not be less than 105.26% with respect to all Mortgage Loans in determining whether a Securitization Value Collateral Deficit exists pursuant to the second sentence of Section 4(a) hereof.

"COLLATERAL DEFICIT" means either a Market Value Collateral Deficit or a Securitization Value Collateral Deficit.

"COLLATERAL INFORMATION" means the following information with respect to each Mortgage Loan: (i) Seller's loan number, (ii) the Mortgagor's name, (iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) current balance as of the last day of the immediately preceding month, (vii) the paid to date, (viii) the appraisal value of the Mortgaged Property, (ix) whether interest rate is fixed or adjustable (and if adjustable, the ARM terms, including the index, spread, adjustment frequency, next adjustment date, caps and floors), (x) whether the Mortgage Loan is convertible from ARM to fixed, (xi) the occupancy status of the Mortgaged Property (including whether owner occupied), (xii) whether the Mortgage Loan is a Balloon Loan, (xiii) the first payment date, (xiv) the maturity date, (xv) the principal and interest payment, (xvi) the property type of the Mortgaged Property, (xvii) the applicable credit grade, (xviii) the note date and (xix) whether the Mortgage Loan is a Wet Ink Mortgage Loan.

"CONFIRMATION" has the meaning specified in Section 3(a).

"CUSTODIAL AGREEMENT" means that certain custodial agreement, dated as of February 27, 1998, by and among Buyer, Seller and the Custodian.

"CUSTODIAL DELIVERY" means the form executed by Seller in order to deliver the Mortgage Loan Schedule and/or the Mortgage File to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit II.

"CUSTODIAN" means the custodian under the Custodial Agreement. The custodian is First Trust National Association.

"DELINQUENT" means, with respect to any Mortgage Loan, the period of time from the date on which a Mortgagor fails to pay an obligation under the terms of such Mortgage Loan (without regard to any applicable grace periods) to the date on which such payment is made.

"Event of Default" has the meaning specified in Section 13.

"FHLMC" means the Federal Home Loan Mortgage Corporation.

"FNMA" means the Federal National Mortgage Association.

"GNMA" means the Government National Mortgage Association.

"HEDGE" means, with respect to any or all of the Purchased Mortgage Loans, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with Buyer or its Affiliates, and reasonably acceptable to the Buyer.

"HUD" means the United States Department of Housing and Urban Development.

"INCOME" means, with respect to any Purchased Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by a subservicer.

"LIBOR" means the London Interbank Offered Rate for one-month United States dollar deposits as set forth on page 3750 of Telerate as of 11:00 a.m., London time, on the date of determination.

"LOAN-TO-VALUE RATIO" means with respect to any Mortgage Loan as of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the related Mortgaged Property as set forth in the appraisal of such Mortgaged Property obtained in connection with the origination of such Mortgage Loan. .

"MARKET VALUE" means as of any date with respect to any Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion; provided, however, that Buyer shall not take into account, for purposes of calculating Market Value, any Mortgage Loans that (i) are more than 59 days Delinquent or (ii) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

"MARKET VALUE COLLATERAL DEFICIT" has the meaning specified in Section 4(a).

"MORTGAGE" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first lien on or a first priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

"MORTGAGE FILE" means the documents specified as the "Mortgage File" in Section 7(d), together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

"MORTGAGE LOAN" means (i) a non-securitized whole loan, namely a conventional mortgage loan secured by a first lien on a one to four family residential property which conform to Seller's underwriting guidelines or (ii) another type of non-securitized whole loan as may be agreed upon in writing by the parties hereto from time to time.

"MORTGAGE LOAN SCHEDULE" means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery.

"MORTGAGE NOTE" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

"MORTGAGED PROPERTY" means the real property securing repayment of the debt evidenced by a Mortgage Note.

"MORTGAGEE" means the record holder of a Mortgage Note secured by a Mortgage.

"MORTGAGOR" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

"PERIODIC PAYMENT" has the meaning specified in Section 5(b).

"PERSON" means an individual, partnership, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

"PRICE DIFFERENTIAL" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

"PRICING RATE" means the per annum percentage rate specified in the Confirmation for determination of the Price Differential which shall not exceed LIBOR plus the applicable Pricing Spread.

"PRICING SPREAD" means   .75% (or 75bp) with respect to the Transactions.

"PRIME RATE" means the rate of interest published by THE WALL STREET JOURNAL, northeast edition, as the "prime rate".

"PURCHASE AMOUNT" shall mean Two hundred seventy- eight million two hundred thousand Dollars ($278,200,000.00).

"PURCHASE DATE" means the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian) as specified in the Confirmation.

"PURCHASE PRICE" means on the Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian), which, subject to compliance with the collateral maintenance requirements of Section 4, shall equal ninety-five per cent (95%) of the aggregate outstanding principal amount of the Mortgage Loans on the Purchase Date; provided, however, that the Purchase Price of any Mortgage Loan shall not in any event exceed the outstanding principal amount thereof.

"PURCHASED MORTGAGE LOANS" means the Mortgage Loans sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted Mortgage Loans.

"REPLACEMENT LOANS" has the meaning specified in Section 14(b)(ii).


"REPURCHASE DATE" means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation; provided that in no event shall such date later than the Termination Date.


"REPURCHASE PRICE" means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.



"SECURITIZATION VALUE" means, as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could be securitized and sold in a securitization as determined by Buyer in its sole discretion; provided, however, that Buyer shall not take into account, for purposes of calculating Securitization Value, any Mortgage Loan (i) which are more than 59 days Delinquent or (ii) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

"SECURITIZATION VALUE COLLATERAL DEFICIT" has the meaning specified in Section 4(a).


"SELLER" has the meaning specified in Section 1.


"SERVICING AGREEMENT" has the meaning specified in Section 25.


"SERVICING RECORDS" has the meaning specified in Section 25.


"SUBSTITUTED MORTGAGE LOANS" means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with Section 9 hereof.


"TERMINATION DATE" shall mean that date which is the last to occur of (i) the ninety-first (91st) day following the date upon which the Purchase Amount is advanced by Buyer to Seller under the terms of this Agreement, or (ii) such later date as the parties may determine by mutual written agreement .


"TRANSACTION" has the meaning specified in Section 1.

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

"TRUST RECEIPT" means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.


3.       INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS

(a) An agreement to enter into the Transaction shall be in writing at the initiation of either Buyer or Seller. In any event, Buyer shall confirm the terms of the Transaction by issuing a written confirmation to Seller promptly after the parties enter into the Transaction in the form of Exhibit I attached hereto (a "CONFIRMATION"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date,
(ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate applicable to the Transaction,
(v) the applicable Collateral Amount Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer.

(b) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

(c) The Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller.

(d) In the case of Transactions terminable upon demand, such demand shall be made by Seller by telephone or otherwise, no later than 1:00 p.m. (New York
Time) on the Business Day prior to the day on which such termination will be effective.

(e) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller's expense on the Repurchase Date.

4.       COLLATERAL AMOUNT MAINTENANCE

(a) If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to then outstanding Transactions is less than the aggregate Collateral Amount for all such Transactions (a "MARKET VALUE COLLATERAL DEFICIT"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Mortgage Loans ("ADDITIONAL LOANS") or cash, so that the cash and aggregate Market Value of the Purchased Mortgage Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount. If at any time the aggregate Securitization Value of all Mortgage Loans subject to then outstanding Transactions is less than the aggregate Collateral Amount for all such Transactions (a "SECURITIZATION VALUE COLLATERAL DEFICIT"), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Additional Loans or cash, so that the cash and aggregate Securitization Value of such Mortgage Loans, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount.



(b) Notice required pursuant to subsection (a) above may be given by any means of telecopier or telegraphic transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before 9:00 a.m. on a Business Day, local time of the party receiving the notice, must be met not later than 5:00 p.m. on the Business Day following the day upon which the notice was given, local time of the party receiving the notice. Any notice given on a Business Day after 9:00 a.m., local time of the party receiving the notice, shall be met not later than 2:00 p.m. (New York time) on the following Business Day. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection
(a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsections (a) of this Section shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c) In the event that Seller fails to comply with the provisions of this Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure.

5.       INCOME PAYMENTS

(a) Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction such Income shall be the property of Buyer. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all Income with respect to Purchased Mortgage Loans subject to Transactions. Upon the occurrence and continuance of an Event of Default, all Income with respect to Purchased Mortgage Loans subject to Transactions shall be held in a segregated account established by the Custodian for the benefit of Buyer and distributed under the Custodial Agreement.

(b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer)(each such payment, a "PERIODIC PAYMENT") on the first Business Day of each month.

(c)      Buyer  shall  offset  against  the   Repurchase   Price  of  each  such
Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.       SECURITY INTEREST; ADDITIONAL COLLATERAL

(a) Buyer and the Seller intend that the Transaction hereunder be sales to Buyer of the Purchased Mortgage Loans and not loans from Buyer to Seller secured by the Purchased Mortgage Loans. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the

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

performance  by  Seller  of all of  Seller's  obligations  to Buyer  under  this
Agreement and the December Master Repurchase Agreement and the Transactions entered into pursuant to this Agreement and the December Master Repurchase Agreement, Seller grants Buyer a first priority security interest in the Transactions set forth in the December Master Repurchase Agreement and the Ordinary Course Mortgage Loans, and the Purchased Mortgage Loans, Servicing Records, insurance relating to the Ordinary Course Mortgage Loans and the Purchased Mortgage Loans, Income, any and all Hedges, any and all custodial accounts and escrow accounts relating to the Purchased Mortgage Loans and the Ordinary Course Mortgage Loans, and any other contract rights, general intangibles and other assets relating to the Ordinary Course Mortgage Loans or the Purchased Mortgage Loans or any interest in the Ordinary Course Mortgage Loans or the Purchased Mortgage Loans and the servicing of the Ordinary Course Mortgage Loans and the Purchased Mortgage Loans and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the "COLLATERAL").

(b) Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its sole discretion.

(c) Seller covenants to take such further actions as are necessary in order to perfect Buyer's first priority security interest in the Hedges.

7.       PAYMENT, TRANSFER AND CUSTODY

(a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

(b) On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit II.

(c) On the Purchase Date for the Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to the Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

(d) In connection with the sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan, the Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively the "MORTGAGE FILE"), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

         (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of ________ without recourse, and without representation or warranty, express or implied" and signed in the name of the last endorsee (the "LAST ENDORSEE") by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:
         "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

         (ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

         (iii) the original Mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

         (iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

         (v) the original assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

         (vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

         (vii) the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same; and

         (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any).

(e) Intentionally deleted.

(f) With respect to all of the Mortgage Loans delivered by Seller to Buyer or its designee (including the Custodian), Seller shall execute an omnibus power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records.

(g) Buyer shall deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with the Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

(h) Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to Buyer. Seller or its designee (including the

Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.       REHYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3 or of any other obligation under this Agreement during a Transaction. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller; provided that Buyer acknowledges that the Custodian is contractually obligated to segregate the Mortgage Files pursuant to the Custodial Agreement.

9.       SUBSTITUTION

(a) Subject to Section 9(b), Seller may, upon one (1) Business Days' written notice to Buyer, with a copy to Custodian, substitute other Mortgage Loans for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage Files of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans subject to the same Transaction as the released Mortgage Loans.

(b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans for any Purchased Mortgage Loans (i) if after taking into account such substitution, a Collateral Deficit would occur or
(ii) such substitution would cause a breach of any provision of this Agreement.

10.      REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf; (iv) this Agreement is legal, valid and binding obligation of it, enforceable against it in accordance with its terms, (v) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the Purchase Date, be obtained; (vi) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vii) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and

(viii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

   (b) Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

   (i) ORGANIZATION. Seller is duly organized, validly existing and in good standing under the laws of the State of Florida and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein.

   (ii) No Litigation. There is no action, suit, proceeding, arbitration or investigation pending or threatened against Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which if adversely determined would affect the validity of this Agreement or any of the Purchased Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement;

   (iii) No Broker. OTHER THAN Lehman Brothers Holdings, Inc., Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement;

   (iv) Good Title to Collateral. Purchased Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Purchased Mortgage Loans to Buyer.

   (v) Delivery of Mortgage File. With respect to each Purchased Mortgage Loan which is not a Wet Ink Mortgage Loan, the Mortgage Note, the Mortgage, the assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for such Mortgage Loan has been delivered to the Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to each Mortgage Loan, except for such documents the originals of which have been delivered to the Custodian.

   (vi)     Selection Process. Intentionally Deleted.

   (vii)    [Reserved].

   (viii) No Untrue Statements. To the best of Seller's knowledge, neither this Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

   (ix)     Origination Practices.  Intentionally Deleted.

   (x) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed;

   (xi) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent; and

   (xii) No Event of Default. No Event of Default has occurred and is continuing hereunder.

(c) Seller represents and warrants to the Buyer that each Purchased Mortgage Loan sold hereunder, as of the related Purchase Date conform to the representations and warranties set forth in Exhibit V attached hereto. Seller further represents and warrants to the Buyer that, as of the date of its delivery, the Collateral Information with respect to each Purchased Mortgage
Loan is complete, true and correct. It is understood and agreed that the representations and warranties set forth on Exhibit V hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

(d) On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.      NEGATIVE COVENANTS OF THE SELLER

On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

(a) take any action which would directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Mortgage Loans;

(b) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement; or

(c) create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer.

12.      AFFIRMATIVE COVENANTS OF THE SELLER

For so long as this Agreement is in effect:

(a) Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition;

(b) Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee, copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved;

(c) Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Collateral, including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request;

(d) Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller;

(e) Intentionally Deleted.

(f) Seller covenants, upon request of Buyer after the occurrence of a Collateral Deficit, to enter into hedging transactions with respect to fixed rate Purchased Mortgage Loans in order to provide adequate protection, in Seller's reasonable judgment, against interest rate risks;

(g) Seller covenants to provide Buyer on the first Business Day of each month, either by direct modem electronic transmission or via a computer diskette, the Collateral Information in computer readable format with respect to all Purchased Mortgage Loans then subject to Transactions;

(h) Intentionally Deleted.

(i) Seller covenants to provide Buyer with the following financial and reporting information:


         (i) Within 120 days after the last day of its fiscal year, Seller's audited consolidated statements of income and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of a nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);


         (ii) Within 90 days after the last day of the first three fiscal quarters in any fiscal year, Seller's consolidated statements of income and statements of changes in cash flow for such quarter and balance sheets as of the end of such quarter presented fairly in accordance with GAAP; and

         (iii) Upon request and in any event not more frequently than quarterly, an officer's certificate from a senior officer of the Seller addressed to Buyer certifying that, as of such calendar month, (x) Seller is in compliance with all of the terms, conditions and requirements of this Agreement, and (y) no Event of Default exists.

13.       EVENTS OF DEFAULT

(a) If any of the following events (each an "EVENT OF DEFAULT") occur, Seller and Buyer shall have the rights set forth in Section 14, as applicable:

     (i) Seller or Buyer fails to satisfy or perform either (i) any payment obligation under this Agreement or (ii) any other material obligation or covenant under this Agreement within five (5) Business Days of notice of such breach;

     (ii) an Act of Insolvency occurs with respect to Seller or Buyer;

     (iii) any representation made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated and such representation is not corrected or cured of its inaccuracy within five (5) Business Days of notice of such breach;

     (iv)   Seller  or Buyer  shall  admit  its  inability  to, or its
            intention   not  to,   perform  any  of  its   obligations
            hereunder;

     (v) any governmental, regulatory, or self-regulatory authority, including, but not limited to, the Agencies, takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 24 hours;

     (vi) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it mergers has equity and a market value of at least that of the Seller immediately prior to such merger and such entity expressly assumes the obligations of the Seller at the time of such merger), or sells, transfers, or otherwise disposes of a material portion of its business or assets without Buyer's prior written consent;

     (vii) Buyer, in its good faith judgment, believes that there has been a material adverse change in the business, operations, corporate structure or financial condition of Seller or that Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, this Agreement or any other agreement between the parties, and two (2) Business Days have elapsed since Buyer has delivered to Seller written notice to such effect;

     (viii) Seller is in default under any indenture or other agreement with respect to the borrowing of money to which it is a party, PROVIDED, HOWEVER, such a default shall not constitute an Event of Default if the exercise of such remedies as are available to Seller's counterparty with respect to such default would not result in a material adverse change in the business operations or financial condition of the Seller;

     (ix) A final nonappealable judgment by any competent court in the United States of America for the payment of money in an amount of at least $250,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

     (x) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby;

     (xi) A Market Value Collateral Deficit occurs with respect to Seller or Buyer, as applicable, and is not eliminated within the time period specified in Section 4(b); or

     (xii) An "event of default" has occurred pursuant to a hedging transaction entered into upon request of Buyer pursuant to
            Section 12(h) hereof.

     (xiii) An  "event  of  default"   shall  have   occurred  and  be
            continuing   under  the  terms  of  the  December   Master
            Repurchase Agreement.

14.      REMEDIES

(a) If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

     (i)    At the option of Buyer,  exercised  by  written  notice to
            Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur,

     (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

            (A)   Seller's  obligations  hereunder to  repurchase  all Purchased
            Mortgage  Loans  in  such   Transactions   shall  thereupon   become
            immediately due and payable,

            (B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause
            (C) of this subsection, (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(xii) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

            (C) all Income actually received by the Buyer or its designee (including the Custodian) pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

     (iii) After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to the actual costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

     (iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall
            (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

     (v) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

     (vi) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

     (vii) Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions.

     (viii) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

     (ix) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections
            (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

     (x) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its designee (including the Custodian) including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

     (xi) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

    (xii) Buyer and Seller hereby agree that sales of the Purchased Mortgage Loans shall be deemed to include and permit the sales of Purchased Mortgaged Loans pursuant to a securities offering.

    (xiii) Notwithstanding the foregoing remedies, if the Event of Default (other than an Event of Default under Section 13(a)(xi)) arises from a breach of any representation or warranty set forth in Sections 10(b)(iii), (v) or (ix) or in Exhibit V attached hereto with respect to a Purchased Mortgage Loan, then Seller may elect, subject to Buyer's written consent (which consent shall not be unreasonably withheld or delayed), to cure such default by repurchasing such Mortgage Loan or substituting for such Mortgage Loan within two (2) Business Days of such Event of Default, PROVIDED, HOWEVER, that Seller shall not have the right to make the foregoing election if such breach causes a default with respect to Mortgage Loans that in the aggregate represent ten percent (10%) or more of the aggregate Purchase Price of all Purchased Mortgage Loans subject to then outstanding Transactions. The repurchase price for any such repurchase shall be the outstanding Repurchase Price of such Mortgage Loan, as the case may be. Any such substitution shall be performed in accordance with Section 9 of this Agreement.

(b) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Seller:

     (i) Upon tender by Seller of payment of the aggregate Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to Seller or its designee at Buyer's expense.

     (ii)   If Seller  exercises the option  referred to in subsection
            (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to Seller or its designee, after one Business Day's notice to Buyer, Seller may (A) purchase Mortgage Loans ("REPLACEMENT LOANS") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by Buyer to Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Loans, to be deemed to have purchased Replacement Loans at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

     (iii) Buyer shall be liable to the Seller, and Buyer shall pay to the Seller on demand, (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (B) with respect to Additional Loans, for the price paid (or deemed paid) by Seller for the Replacement

            Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Loans calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

     (iv) Buyer shall be liable to Seller for the amount of all expenses reasonably incurred by Seller in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal expenses and reasonable expenses incurred in connection with covering existing hedging transactions with respect to the Purchased Mortgage Loans.

     (v) Seller shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws, in equity, and under any other agreement between Buyer and Seller, including, without limitation, the right to offset any debt or claim.

     (vi) Seller may exercise one or more of the remedies available to Seller immediately upon the occurrence of an Event of Default and at any time thereafter without notice to
            Buyer. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Seller may have.

15.      ADDITIONAL CONDITION

Seller shall, on the date of the initial Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Mortgage Loan from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit IV attached hereto.

16.      SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, the Transaction hereunder constitute a single business and contractual relationship. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Mortgage Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer's obligation to deliver the Purchased Mortgage Loans to Seller as and when provided herein.

17.      NOTICES AND OTHER COMMUNICATIONS

Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall in in writing or confirmed in writing and delivered at the respective addresses set forth in the Confirmation.

18.      ENTIRE AGREEMENT; SEVERABILITY

This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      ASSIGNABILITY

The rights and obligations of the parties under this Agreement and under any Transactions shall not be assigned by Seller without the prior written consent of Buyer. This Agreement and the Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.      TERMINABILITY

This Agreement shall terminate upon the written notice from either party to the other party to such effect, except that this Agreement shall, notwithstanding the above clause, remain applicable to the Transaction through and including the Termination Date. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties hereunder (including those made in Exhibit V) shall continue and survive.

21.      GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.      CONSENT TO JURISDICTION

The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto.

23.      NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.      INTENT

The parties understand and intend that this Agreement and each Transaction hereunder constitute a "repurchase agreement" and a "securities contract" as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.      SERVICING

(a) Notwithstanding the purchase and sale of the Purchased Mortgage Loans hereby, Seller shall continue to service the Purchased Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Mortgage Loan prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Mortgage Loans shall cease, at Seller's option, upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall service the Purchased Mortgage Loans in accordance with the servicing standards maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Mortgage Loans.

(b) Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the "SERVICING RECORDS") so long as the Purchased Mortgage loans are subject to this Agreement. Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

(c) Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate the Seller as servicer of the Purchased Mortgage Loans with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers to service the Purchased Mortgage Loans without the prior written approval of Buyer, which approval shall not be unreasonably withheld.

(e) Seller shall cause any sub-servicers engaged by Seller to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and in continuing hereunder, it shall deposit all Income with respect to the Purchased Mortgage Loans in the account specified in the third sentence of Section 5(a).

26.      DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27.      NETTING

If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("SECTION 4402") and any rules or regulations promulgated thereunder:

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "DEFAULTING PARTY") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "NONDEFAULTING PARTY") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28.      MISCELLANEOUS

(a) Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

(b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of the Seller, and the Seller shall indemnify

Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from the Seller.

(c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

(d) If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

(e) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

(f) Intentionally Deleted.

(g) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement

         IN WITNESS WHEREOF, the parties have entered into this Master Agreement Governing Purchases and Sales of Mortgage Loans as of the date set forth above.

                                            Seller:

                                            OCWEN FINANCIAL SERVICES, INC.
                                            a Florida corporation


                                            By:                           (Seal)
                                               ---------------------------


                                            Title:
                                                  ------------------------


                                            Date:
                                                 -------------------------

         IN WITNESS WHEREOF, the parties have entered into this Master Agreement Governing Purchases and Sales of Mortgage Loans as of the date set forth above.



                                            LEHMAN COMMERCIAL PAPER, INC.


                                            as Buyer


                                            By:                           (Seal)
                                               ---------------------------


                                            Title:
                                                  ------------------------


                                            Date:
                                                 -------------------------

The following exhibits have been deleted herefrom, but are available to the Commission upon request.


EXHIBIT I                                       Confirmation


EXHIBIT II                                      Form of Custodial Delivery


EXHIBIT III                                     Form of Power of Attorney


EXHIBIT IV                                      Opinion of Counsel to Seller


EXHIBIT V                                       Representations and Warranties
                                                Regarding Mortgage Loan


EXHIBIT VI                                      Seller's Underwriting Guidelines